99.2 Effect of changes for the third quarter of 2011.

	USD 000's	Q3 2011	Reclassify ADS	Merge PMC	Reclassify Primaloft	Q3 2011 in	Nine months ended
		As reported	to Discontinued	and EF	to Discontinued	2012 format	September 30, 2011
Net sales	PMC	$168,067		$(168,067)		$-	$-
	Machine Clothing	-		188,334		188,334	555,993
	Doors	43,276	(43,276)		-	-	-
	EF	20,267		(20,267)		-	-
	Composites	11,918				11,918	33,894
	Primaloft	6,484			(6,484)	-	-
	Total	$250,012	$(43,276)	$-	$(6,484)	$200,252	$589,887

Gross Margin	PMC	$72,612		$(72,612)		$-	$-
	Machine Clothing	-		79,338		79,338	240,828
	Doors	14,470	(14,470)		-	-	-
	EF	6,726		(6,726)		-	-
	Composites	(300)				(300)	(164)
	Primaloft	3,226			(3,226)	-	-
	Non Segment	(976)				(976)	(3,474)
	Total	$95,758	$(14,470)	$-	$(3,226)	$78,062	$237,190

Selling, technical	PMC	$24,860	$-	$(24,860)	$-	$-	$-
general and research	Machine Clothing	-		27,861		27,861	100,766
expenses	Doors	10,782	(10,782)		-	-	-
	EF	3,001		(3,001)		-	-
	Composites	1,134				1,134	3,400
	Primaloft	1,992			(1,992)	-	-
	Research	6,400				6,400	20,777
	Non Segment	14,356	(1,109)		(29)	13,218	43,479
	Total	$62,525	$(11,891)	$-	$(2,021)	$48,613	$168,422

Restructuring	PMC	$440		$(440)		$-	$-
included in segment	Machine Clothing			2,610		2,610	3,215
operating income	Doors	14	(14)		-	-	-
	EF	2,170		(2,170)		-	-
	Composites	-				-	57
	Primaloft	-			-	-	-
	Research	-				-	-
	Non Segment	81				81	1,184
	Total	$2,705	$(14)	$-	$-	$2,691	$4,456

Operating Income	PMC	$47,312	$-	$(47,312)	$-	$-	$-
	Machine Clothing	-	-	48,867	-	48,867	136,847
	Doors	3,674	(3,674)	-	-	-	-
	EF	1,555	-	(1,555)	-	-	-
	Composites	(1,434)	-	-	-	(1,434)	(3,621)
	Primaloft	1,234	-	-	(1,234)	-	-
	Research	(6,400)	-	-	-	(6,400)	(20,777)
	Non Segment	(15,413)	1,109	-	29	(14,275)	(48,137)
	Total	$30,528	$(2,565)	$-	$(1,205)	$26,758	$64,312